Exhibit 99.3

Enclosure 2 - Share Subscription Form

ธนาคารกรุงไทย KRUNGTHAI BANK

Subscription Form No. 4 - ☐☐☐☐ - ☐☐☐☐

Branch No. ☐☐☐☐

Subscription Form for Newly Issued Ordinary Shares of Krung Thai Bank Public Company Limited

Offering up to 2,796,312,250 newly issued ordinary shares with a par value of Baht 5.15 per share to the existing shareholders at the offering ratio of 4 existing shares (both ordinary and preferred shares) for every 1 new ordinary share at the offering price of Baht 12.60 per share

Subscription Date ☐ **4 October 2012** ☐ **5 October 2012** ☐ **6 October 2012** ☐ **7 October 2012** ☐ **8 October 2012** ☐ **9 October 2012** ☐ **10 October 2012** ☐ **11 October 2012**

Details of the Subscriber of the Newly Issued Ordinary Shares - Please fill in the complete information below in clear handwriting

I/We (Mr., Mrs., Miss, Juristic Person).. (the "**Subscriber**") Shareholder Registration No. ....

☐ Individual of Thai Nationality I.D. Card No. .... ☐ Individual of Alien Nationality Alien Card/Passport No. ....

☐ Juristic Person of Thai Nationality Company Registration No. .... ☐ Juristic Person of Alien Nationality Company Registration No. ....

Address No. .... Lane/Soi.................. Road.. Sub-district .... District..........................

Province.................................. Postal Code..................................

Nationality.. Occupation.. Date of Birth (Date of Registration/Incorporation of Juristic Person) ....

Telephone No. of the Subscriber Home Phone .... Mobile Phone ....

I/We, the existing shareholder according to the share register book on August 30, 2012, own .... shares and have the subscription entitlement for ....shares.

I/We hereby intend to subscribe for and request the allocation of newly issued ordinary shares of Krung Thai PCL. (the "**Bank**") as follows:

Details of Subscription	Number of Subscribing Shares	Subscription Amount (Baht) = Number of Subscribing Shares x Baht 12.60
☐ Subscription for less than Entitlement		
☐ Subscription for full Entitlement		
☐ Subscription in excess of full Entitlement		
Total Subscription		

I/We herewith deliver my/our payment for the said subscription amount by payable to "Subscription A/C for the Ordinary Shares of Krung Thai Bank PCL." of Krung Thai Bank PCL. Current Account by: (Please mark only one method) ☐☐☐☐☐☐☐☐☐☐

☐ Cash ☐ Money Transfer (via the Bank's teller counter only) ☐ Personal Cheque ☐ Cashier's Cheque ☐ Bank Draft

Cashier's Cheque/ Bank Draft / Cheque No.. Date .... Bank .... Branch ....

Signed ....
.... Subscriber

If the newly issued ordinary shares are allocated to me/us, I/we hereby agree and instruct the Bank to proceed as follows: (Please mark only one method)

☐ Deposit all of the allocated newly issued ordinary shares into <u>my/our securities trading account</u> which I/we have an account with Broker/Bank ....Participant No......................... with Thailand Securities Depository Company Limited (Please specify name and participant number from the list as shown on the back of this form), account name ....account number ....(the name of the securities trading account must be in the name of the Subscriber only, otherwise the Bank will deposit such allocated newly issued ordinary shares into the issuer account - for the shareholders - Account No. 600 of Thailand Securities Depository Company Limited);

☐ Deposit all of the allocated newly issued ordinary shares into <u>the Issuer's account - for the shareholders - Account No. 600</u> of Thailand Securities Depository Company Limited (Thus, if the Subscriber later wishes to withdraw such allocated newly issued ordinary shares through the issuance of a share certificate, the Subscriber will be subject to fees charged by Thailand Securities Depository Company Limited); or

☐ Issue <u>a share certificate</u> for all of the allocated newly issued ordinary shares in my/our name to be delivered to me/us at the address as appeared in the share register book on the book closing date of August 30, 2012, whereby I/we acknowledge and agree that I/we may obtain a share certificate after the Stock Exchange of Thailand has approved the listing of the said newly issued ordinary shares as well as the trading thereof on the Stock Exchange of Thailand.

In the event that I/we are not allocated newly issued ordinary shares or are allocated newly issued ordinary shares less than my/our exercised subscription rights, or are not allocated or are allocated newly issued ordinary shares less than my/our over-subscription election, I/we hereby agree that the Bank may refund the subscription price paid for such unallocated shares, without any interest nor any compensation for damages, within 14 days from the last day of the subscription and payment period via: (Please mark only one method.)

☐ Money transfer to my/our bank account which I/we have with Krung Thai Bank PCL., in my/our name, Account Type.. Branch .... account number .... (Refund by money transfer is only available for bank accounts held with Krung Thai Bank PCL. in the name of the Subscriber, otherwise the subscription price paid for any unallocated newly issued ordinary shares will be refunded by crossed cheque payable to the Subscriber.); or

☐ Crossed cheque payable to me/us in which my/our name is specified as the payee and delivered via registered mail to the address of the Subscriber as appeared in the share register book on August 30, 2012.

I/we hereby undertake and agree to subscribe for such newly issued ordinary shares in the number set forth above and shall not revoke this subscription. If I/we do not submit this duly completed subscription form, as well as, other required supporting documents and duly pay the subscription price for the subscription of newly issued ordinary shares, or if the Personal Cheque / Cashier's Cheque / Bank Draft delivered for payment cannot be cleared within the next business day from the date of payment or delivery, I/we shall be deemed to have irrevocably and unconditionally waived my/our right to subscribe for newly issued ordinary shares.

I/we have studied all information regarding the offering of newly issued ordinary shares in the information memorandum and agree to be bound by the terms and conditions therein, as well as to any amendment thereof in the future.

Investing in stocks involves risk, please study the information memorandum thoroughly before making subscription.

Receipt for the Subscription of Newly Issued Ordinary Shares)The Subscriber must complete this section in clear handwriting.)

Subscription Form No. 4 - ☐☐☐☐ - ☐☐☐☐

Subscription Date ☐ **4 October 2012** ☐ **5 October 2012** ☐ **6 October 2012** ☐ **7 October 2012** ☐ **8 October 2012** ☐ **9 October 2012** ☐ **10 October 2012** ☐ **11 October 2012**

Krung Thai Bank PCL. (the "**Bank**" or "**KTB**") received money from (Name of the Subscriber) ....for the subscription for newly issued ordinary shares of the Bank at the offering price of Baht 12.60 per share

Details of Subscription	Number of Shares Subscribed	Subscription Amount (Baht)
☐ Subscription for less than Entitlement		
☐ Subscription for full Entitlement		
☐ Subscription in excess of full Entitlement		
Total Subscription

Enclosure 2 - Share Subscription Form

Made payable by ☐ Cash ☐ Money Transfer (via the KTB's teller counter only) ☐ Personal Cheque ☐ Cashier's Cheque ☐ Bank Draft

Cheque No. .... Date .... Bank

.... Branch...

☐ Deposit such allocated newly issued ordinary shares into the securities trading account of Broker/Bank .... Participant No. .... account no. ....with Thailand Securities Depository Company Limited;

☐ Deposit such allocated newly issued ordinary shares into the issuer account - for shareholders - Account No. 600 of Thailand Securities Depository Company Limited; or

☐ Issue a share certificate in the name of the Subscriber.

In the event that the Subscriber is not allocated any newly issued ordinary shares or is allocated newly issued ordinary shares less than his/her or its exercised subscription rights, or is not allocated or is allocated newly issued ordinary shares less than his/her or its over-subscription election, the Bank will refund the subscription price paid for such unallocated shares, without any interest nor any compensation for damages, within 14 days from the last day of the subscription and payment period via any one of the following methods:

☐ Money transfer to the account in the name of the Subscriber held with KTB, Account Type .... Branch...................................... account no.

;or

☐ Crossed cheque payable to the Subscriber in which the Subscriber's name is specified as the payee and delivered via registered mail to the address of the Subscriber as appeared in the share register book on August 30, 2012

List of Participants with Thailand Securities Depository Company Limited

BROKER			
Participant No.	Company Name	Participant No.	Company Name
002	บริษัทหลักทรัพย์ทิสโก้ จำกัด TISCO SECURITIES COMPANY LIMITED	030	บริษัทหลักทรัพย์ ไอ วี โกลบอล จำกัด (มหาชน) I V GLOBAL SECURITIES PUBLIC CO., LTD.
003	บริษัทหลักทรัพย์ คันทรี่ กรุ๊ป จำกัด (มหาชน) COUNTRY GROUP SECURITIES PUBLIC CO., LTD.	032	บริษัทหลักทรัพย์ เคทีบี (ประเทศไทย) จำกัด KTB SECURITIES (THAILAND) COMPANY LIMITED
004	บริษัทหลักทรัพย์ ดีบีเอส วิคเคอร์ส (ประเทศไทย) จำกัด DBS VICKERS SECURITIES (THAILAND) CO., LTD	034	บริษัทหลักทรัพย์ฟิลลิป (ประเทศไทย) จำกัด (มหาชน) PHILLIP SECURITIES (THAILAND) PUBLIC CO., LTD.
005	บริษัทหลักทรัพย์ ซีไอเอ็มบี อินเตอร์เนชั่นแนล (ประเทศไทย) จำกัด (มหาชน) CIMB SECURITIES INTERNATIONAL (THAILAND) PUBLIC COMPANY LIMITED	048	บริษัทหลักทรัพย์ ไอร่า จำกัด (มหาชน) AIRA SECURITIES PUBLIC COMPANY LIMITED
006	บริษัทหลักทรัพย์ ภัทร จำกัด (มหาชน) PHATRA SECURITIES PUBLIC COMPANY LIMITED	200	บริษัทหลักทรัพย์ เมย์แบงก์ กิมเอ็ง(ประเทศไทย) จำกัด (มหาชน) MAYBANK KIM ENG SECURITIES (THAILAND) PUBLIC COMPANY LIMITED
007	บริษัทหลักทรัพย์ ซีไอเอ็มบี (ประเทศไทย) จำกัด CIMB SECURITIES (THAILAND) COMPANY LIMITED	211	บริษัทหลักทรัพย์ ยูบีเอส (ประเทศไทย) จำกัด UBS SECURITIES (THAILAND) LTD.
008	บริษัทหลักทรัพย์ เอเซีย พลัส จำกัด (มหาชน) ASIA PLUS SECURITIES PUBLIC CO., LTD.	224	บริษัทหลักทรัพย์บัวหลวง จำกัด (มหาชน) BUALUANG SECURITIES PUBLIC COMPANY LIMITED
010	บริษัทหลักทรัพย์ เมอร์ริล ลินช์ (ประเทศไทย) จำกัด MERRILLI LYNCH SECURITIES (THAILAND) LIMITED	225	บริษัทหลักทรัพย์ซี แอล เอส เอ (ประเทศไทย) จำกัด CLSA SECURITIES (THAILAND) LTD.
011	บริษัทหลักทรัพย์ กสิกรไทย จำกัด (มหาชน) KASIKORN SECURITIES PUBLIC COMPANY LIMITED	229	บริษัทหลักทรัพย์ เจพีมอร์แกน (ประเทศไทย) จำกัด JPMORGAN SECURITIES (THAILAND) LIMITED
013	บริษัทหลักทรัพย์ เคจีไอ (ประเทศไทย) จำกัด (มหาชน) KGI SECURITIES (THAILAND) PUBLIC CO., LTD.	230	บริษัทหลักทรัพย์ โกลเบล็ก จำกัด GLOBLEX SECURITIES COMPANY LIMITED
014	บริษัทหลักทรัพย์ โนมูระ พัฒนสิน จำกัด (มหาชน) CAPITAL NOMURA SECURITIES PUBLIC CO., LTD.	244	บริษัทหลักทรัพย์ แมคควอรี (ประเทศไทย) จำกัด MACQUARIE SECURITIES (THAILAND) LIMITED
015	บริษัทหลักทรัพย์ สินเอเซีย จำกัด ASIA CREDIT SECURITIES COMPANY LIMITED	247	บริษัทหลักทรัพย์ เครดิต สวิส (ประเทศไทย) จำกัด CREDIT SUISSE SECURITIES (THAILAND) LTD.
016	บริษัทหลักทรัพย์ธนชาต จำกัด (มหาชน) THANACHART SECURITIES PUBLIC COMPANY LIMITED	248	บริษัทหลักทรัพย์ เคที ซีมิโก้ จำกัด KT ZMICO SECURITIES COMPANY LIMITED
019	บริษัทหลักทรัพย์เกียรตินาคิน จำกัด KIATNAKIN SECURITIES CO., LTD.	924	บริษัทหลักทรัพย์ ฟินันเซีย ไซรัส จำกัด (มหาชน) FINANSIA SYRUS SECURITIES PUBLIC COMPANY LIMITED
022	บริษัทหลักทรัพย์ ทรีนีตี้ จำกัด TRINITY SECURITIES CO., LTD.		
023	บริษัทหลักทรัพย์ไทยพาณิชย์ จำกัด SCB SECURITIES CO., LTD.		
026	บริษัทหลักทรัพย์ยูโอบี เคย์เฮียน (ประเทศไทย) จำกัด (มหาชน) UOB KAY HIAN SECURITIES (THAILAND) PUBLIC CO., LTD.		
027	บริษัทหลักทรัพย์ โอเอสเค (ประเทศไทย) จำกัด (มหาชน) OSK SECURITIES (THAILAND) PUBLIC COMPANY LIMITED		
029	บริษัทหลักทรัพย์กรุงศรี จำกัด (มหาชน) KRUNGSRI SECURITIES PUBLIC COMPANY LIMITED		
SUB-BROKER			
Participant No.	Company Name	Participant No.	Company Name

Enclosure 2 - Share Subscription Form

236 243

TISCO BANK PUBLIC COMPANY LIMITED TSFC SECURITIES PUBLIC COMPANY LIMITED

242 245

CITICORP SECURITIES (THAILAND) LIMTED) THANACHART BANK PUBLIC COMPANY LIMITED

CUSTODIAN

Participant No.

Company Name

Participant No.

Company Name

301 .(CUSTODY SERVICES) 328

CITIBANK, N.A. - CUSTODY SERVICES BANK OF AYUDHYA PUBLIC COMPANY LIMITED

302 329

THE SIAM COMMERCIAL BANK PUBLIC CO.,LTD. TMB BANK PUBLIC COMPANY LIMITED

303 330

BANGKOK BANK PUBLIC COMPANY LIMITED-CUSTODY

THE HONGKONG AND SHANGHAI BANKING CORP., LTD. BKK.-BOND

304 334

THE HONGKONG AND SHANGHAI BANKING CORP., LTD. BKK. TFSC SECURITIES PUBLIC COMPANY LIMITED - CUSTODIAN

305 336

THE KRUNG THAI BANK PUBLIC CO., LTD. KIATNAKIN BANK PUBLIC COMPANY LIMITED

308 337

KASIKORNBANK PUBLIC COMPANY LIMITED TMB BANK PUBLIC COMPANY LIMITED

311 339

Credit Agricole Corporate and Investment Bank TISCO BANK PUBLIC COMPANY LIMITED (CUSTODIAN)

312 340

STANDARD CHARTERED BANK (THAI) PUBLIC CO., LTD. JPMORGAN CHASE BANK (BOND TRADING)

316 341

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (THAI) PUBLIC COMPANY LIMITED THE SIAM INDUSTRIAL CREDIT PUBLIC CO., LTD.

320 343

DEUTSCHE BANK AKTIENGESELLSCHAFT BANGKOK BRANCH - CUSTODY SERVICES CIMB THAI BANK PUBLIC COMPANY LIMTED

324 345

UNITED OVERSEAS BANK (THAI) PUBLIC COMPANY LIMITED THANACHART BANK PUBLIC COMPANY LIMITED

326 410

THE ROYAL BANK OF SCOTLAND N.V., BANGKOK BRANCH BANK OF AYUDHYA PUBLIC COMPANY LIMITED FOR TREASURY